Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in the Registration Statement on Form S-1 dated January 9, 2009 of China Nutrifruit Group Limited, of our auditors' report dated August 11, 2008 relating to the financial statements of Daqing Longheda Food Company Limited as of and for the years then ended March 31, 2007 and 2008 which appeared in such Registration Statement on Form S-1 of China Nutrifruit Group Limited.

We hereby consent to the use, in the Registration Statement on Form S-1 dated January 9, 2009 of China Nutrifruit Group Limited, of our auditor's report dated August 11, 2008 relating to the consolidated financial statements of Fezdale Investments Limited and subsidiaries as of and for the period from August 22, 2007 (date of incorporation) to March 31, 2008 which appeared in such Registration Statement on Form S-1 of China Nutrifruit Group Limited.

We also consent to the reference of our firm under the caption "Experts" in such Registration Statement on Form S-1 of China Nutrifruit Group Limited.

/s/ HLB Hodgson Impey Cheng
HLB Hodgson Impey Cheng
January 9, 2009